[Thacher Proffitt LOGO]

                                                     Thacher Proffitt & Wood LLP
                                                     Two World Financial Center
                                                     New York, NY 10281
                                                     212.912.7400

                                                     Fax: 212.912.7751
                                                     www.tpw.com

                                                               November 30, 2007

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

     Structured Asset Securities Corporation II (the "Registrant")
     Registration Statement on Form S-3, No. 333-141638
     LB-UBS Commercial Mortgage Trust 2007-
        C7, Commercial Mortgage Pass-Through Certificates, Series 2007-C7
     Prospectus Supplement, dated November 20, 2007 (the "Prospectus
        Supplement"), including the related Prospectus, dated November 12, 2007
        (the "Prospectus")

Ladies and Gentlemen:

     We have acted as counsel to the Registrant in connection with the offer and sale of the certificates described above (the "Certificates").

     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the Certificates pursuant to and in accordance with the Prospectus, the related registration statement on
Form S-3 (the "Registration Statement"), the related pooling and servicing agreement and the related underwriting agreement.

     In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"), and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

     The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time.
Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

     Based upon and subject to the foregoing, it is our opinion that:

     1.   The Certificates are legally issued, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

     2.   The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus and
          the Prospectus

Opinion: Takedown

New York, NY  Washington, DC  White Plains, NY  Summit, NJ  Mexico City, Mexico

Structured Asset Securities Corporation II                                Page 2
November 30, 2007

          Supplement, while not purporting to discuss all possible federal income tax consequences of investment in the Certificates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

     To ensure compliance with requirements imposed by the U.S. Internal Revenue
Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

     We hereby consent to the filing of this opinion letter by the Registrant in a Current Report on Form 8-K, without admitting that we are individually or collectively a "person whose profession gives authority to a statement made by him" within the meaning of Section 7(a) or 11(a)(4) of the Securities Act of
1933, as amended, or " experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Thacher Proffitt & Wood LLP